Exhibit 4.1

ARCH CAPITAL FINANCE LLC,

as Issuer,

ARCH CAPITAL GROUP LTD.,

as Guarantor,

and

The Bank of New York Mellon,

as Trustee

INDENTURE

Dated as of December 8, 2016

Senior Debt Securities

CROSS-REFERENCE TABLE

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of
December 8, 2016.

TIA        Indenture
Section        Section
§ 310    (a)                    6.09
(b)                    6.08, 6.10
(c)                    Not Applicable
§ 311    (a)                    6.13
(b)                    6.13
(c)                    Not Applicable
§ 312    (a)                    7.01, 7.02
(b)                    7.05
(c)                    7.05
§ 313    (a)                    7.03(a)
(b)                    7.03(b)
(c)                    7.03(b)
(d)                    7.03(b) and (c)
§ 314    (a)                    7.04
(b)                    Not Applicable
(c)                    1.02
(d)                    Not Applicable
(e)                    1.02
(f)                    Not Applicable
§ 315    (a)                    6.01, 6.03
(b)                    6.02, 7.03(b)
(c)                    6.01(b)
(d)                    6.01(c)
(e)                    5.14
§ 316    (a)(1)                    5.12, 5.13
(b)                    5.08
(c)                    1.04(d)
§ 317    (a)(1)                    5.03
(a)(2)                    5.04
(b)                    10.03
§ 318    (a)                    1.07

NOTE:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS
Page
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
ARTICLE TWO

SECURITY FORMS

SECTION 2.01	FORMS GENERALLY	11
SECTION 2.02	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION	12
SECTION 2.03	SECURITIES ISSUABLE IN THE FORM OF A GLOBAL SECURITY	12
SECTION 2.04	FORM OF GUARANTEE	14
ARTICLE THREE

THE SECURITIES

-i-

ARTICLE FOUR

SATISFACTION AND DISCHARGE
ARTICLE FIVE

REMEDIES
ARTICLE SIX

THE TRUSTEE

-ii-

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS	39
SECTION 7.02	PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS	39
SECTION 7.03	REPORTS BY TRUSTEE	39
SECTION 7.04	REPORTS BY GUARANTOR	39
SECTION 7.05	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS	40
ARTICLE EIGHT

SUCCESSOR CORPORATION

SECTION 8.01	WHEN COMPANY OR GUARANTOR MAY MERGE OR TRANSFER ASSETS	40
ARTICLE NINE

AMENDMENTS & SUPPLEMENTAL INDENTURES
ARTICLE TEN

COVENANTS

-iii-

ARTICLE ELEVEN

REDEMPTION OF SECURITIES
ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01	APPLICABILITY OF ARTICLE	49
SECTION 12.02	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES	49
SECTION 12.03	REDEMPTION OF SECURITIES FOR SINKING FUND	49
ARTICLE THIRTEEN

GUARANTEE OF SECURITIES

-iv-

INDENTURE, dated as of December 8, 2016, among Arch Capital Finance Company LLC, a Delaware limited liability company (herein called the “Company”), Arch Capital Group Ltd., a Bermuda company (herein called the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee hereunder (herein called the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.
All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
The Guarantor, directly or indirectly, owns beneficially 100% of the issued share capital of the Company.
The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the Guarantee of the Securities provided for herein.
All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 1.01    Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;
(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
(4)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and
(5)    all references used herein to the male gender shall include the female gender.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Arch Capital Common Shares” means the common shares, $0.01 par value per share, of Arch Capital Group Ltd. or any other shares of Capital Stock of Arch Capital Group Ltd. into which such Arch Capital Common Shares shall be reclassified or changed.
“Arch Capital Preference Shares” means the preference shares, $0.01 par value per share, of Arch Capital Group Ltd. or any other shares of Capital Stock of Arch Capital Group Ltd. into which such Arch Capital Preference Shares shall be reclassified or changed.
“Board of Directors” means either the board of directors (or the functional equivalent thereof) of the Company or the Guarantor or any duly authorized committee of that board duly authorized to act hereunder.
“Board Resolution” means a copy of a resolution, certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
“Business Day” means, with respect to any Securities, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.
“Capital Stock” for any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preference shares, but excluding any debt securities convertible into such equity.
“Certificated Securities” means Securities that are in registered definitive form.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company or the Guarantor, as the case may be, by its chairman of the Board of Directors, a vice chairman, its president or a vice president, and by its treasurer, an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee.
“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located at 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Covenant Defeasance” has the meaning specified in Section 4.04.
“Defaulted Interest” has the meaning specified in Section 3.07.
“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Event of Default” has the meaning specified in Section 5.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
“Global Security” means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.
“Guarantee” means the guarantee by the Guarantor pursuant to Article Thirteen applicable to any Security which is authenticated and delivered pursuant to this Indenture, which guarantee is endorsed on such Security by the Guarantor pursuant to Article Thirteen.
“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.
“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Issuer” means the Company.

“Judgment Currency” has the meaning specified in Section 1.16.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officers’ Certificate” means a certificate signed by (i) the chairman of the board, the president, a vice president or a director, and (ii) the principal financial officer, a vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary, of the Company or the Guarantor, as the case may be, and delivered to the Trustee.
“Opinion of Counsel” means written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee. Any such opinion may be subject to customary assumptions and qualifications.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.
“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Securities for whose payment or redemption money or evidences of indebtedness in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(iii)    Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or of such other obligor.  In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.
“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.
“Person” means any individual, corporation, exempted limited company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company or any other shares of Capital Stock of the Company into which such Preferred Stock shall be reclassified or changed.
“Process Agent” has the meaning specified in Section 1.15.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means, with respect to any Person:
(1)    any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;
(2)    a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or
(3)    any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed, except as provided in Section 9.05.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.
SECTION 1.02    Compliance Certificates and Opinions.
Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, if requested by the Trustee, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, as to matters of law, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)    a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
(4)    a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
SECTION 1.03    Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.  Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company or the Guarantor, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.
(c)    The ownership of Securities shall be proved by the Security Register.
(d)    If the Company or the Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or the Guarantor shall have no obligation to do so.  Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have acted as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
SECTION 1.05    Notices, Etc., to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)    the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or
(2)    the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office at 360 Hamilton Avenue, Suite 600, White Plains, New York 10601 (or, if to the Guarantor, to Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda) or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the general counsel of the Company or the Guarantor.

SECTION 1.06    Notice to Holders; Waiver.
Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, (or, with respect to Global Securities, delivered to the Depositary in accordance with its customary procedures) to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 1.07    Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.
SECTION 1.08    Effect of Headings and Table of Contents.
The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.
SECTION 1.09    Successors and Assigns.
All covenants and agreements in this Indenture by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.
SECTION 1.10    Severability Clause.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.11    Benefits of Indenture.
Nothing in this Indenture or in the Securities or in the Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12    GOVERNING LAW; WAIVER OF TRIAL BY JURY.
THIS INDENTURE AND THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
EACH OF THE PARTIES HERETO AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 1.13    Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount payable on such date or at such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such next succeeding Business Day.
SECTION 1.14    References to Currency.
All references in this Indenture to “dollars” or “$” are to the currency of the United States of America.
SECTION 1.15    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
By the execution and delivery of this Indenture, the Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation Trust Company (the “Process Agent”), 1209 Orange Street , Wilmington, Delaware, 19801, or any successor, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Guarantee or this Indenture that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it at its principal office in accordance with Section 1.05 hereof, shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Guarantee shall be outstanding; provided that the Guarantor may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein) by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.15 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Guarantor or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 1.15.  Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York.

Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Guarantor appointed and acting in accordance with this Section 1.15.
By execution and delivery of this Indenture, the Company submits to the jurisdiction of any federal or state court in the State of New York, The City of New York, the Borough of Manhattan, in any suit, action or proceeding arising out of or relating to the Securities or this Indenture.
To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.
SECTION 1.16    Judgment Currency.
The Guarantor hereby agrees to indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such Person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Person.  The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.
ARTICLE TWO
SECURITY FORMS
SECTION 2.01    Forms Generally.
The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of each of the Company and the Guarantor and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.
The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02    Form of Trustee’s Certificate of Authentication.
The Trustee’s certificate of authentication required by this Article Two shall be in substantially the form set forth below and executed by the Trustee by manual signature.
“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

[ ],
as Trustee

By:
Authorized Officer”
SECTION 2.03    Securities Issuable in the Form of a Global Security.
(a)    If the Company shall establish pursuant to Sections 2.01 and 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company (along with an executed Guarantee endorsed thereon) shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities (including the Guarantees thereon), which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:  “UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY (AND THE RELATED GUARANTEE) MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ([55 WATER STREET, NEW YORK, NEW YORK]) TO THE ISSUER AND THE GUARANTOR OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(b)    Notwithstanding any other provision of this Section 2.03 or of Section 3.05, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary.

(c)    (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security.  If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security and the Guarantor shall execute Guarantees thereon.
(ii) If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security and the Guarantor shall execute Guarantees thereon.
(iii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series to be so exchanged for such Global Security or Securities and the Guarantor shall execute Guarantees thereon.
(iv) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary.  Thereupon the Company shall execute, the Guarantor shall execute Guarantees, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination of $1,000 and any integral multiple thereof as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
(v) In any exchange provided for in any of the preceding four paragraphs, the Company will execute, the Guarantor shall execute Guarantees on and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee.  Securities issued in exchange for a Global Security pursuant to this Section 2.03 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.
SECTION 2.04    Form of Guarantee.
The form of Guarantee shall be set forth on the Securities as follows:
For value received, Arch Capital Group Ltd. hereby unconditionally guarantees on an unsecured, unsubordinated basis to the holder of this Security the payment of principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed in the amounts and at the times when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal of (and premium, if any) and interest on such Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article Thirteen of the Indenture.  This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Dated:

ARCH CAPITAL GROUP LTD.

By:
Name:
Title:
ARTICLE THREE

THE SECURITIES
SECTION 3.01    Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution of each of the Company and the Guarantor and set forth in an Officers’ Certificate of each of the Company and the Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(1)    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.03, 3.04, 3.05, 3.06, 9.06 or 11.07);
(2)    if the price (expressed as a percentage of the aggregate principal amount thereof) at which such Securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such Securities that is convertible into another security or the method by which any such portion shall be determined;
(3)    the date or dates on which the principal of the Securities of the series is payable;
(4)    the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;
(5)    the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(6)    the period of periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;
(7)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;
(8)    if other than the full principal amount, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;
(9)    additional or alternative events of default;
(10)    the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
(11)    if the principal of (and premium, if any) or interest, if any, on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
(12)    whether interest will be payable in cash or additional Securities at the Company’s or the Holders’ option and the terms and conditions upon which the election may be made;
(13)    if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;
(14)    if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;
(15)    additional or alternative covenants or other material terms relating to the offered Securities;
(16)    whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;
(17)    any listing of such Securities on any securities exchange;
(18)    additional or alternative provisions, if any, related to defeasance and discharge of the offered Securities;
(19)    the applicability of the Guarantee or any other guarantees;
(20)    if convertible into Arch Capital Common Shares, Arch Capital Preference Shares or shares of Preferred Stock the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital Common Shares, Arch Capital Preference Shares or shares of Preferred Stock for purposes of conversion;
(21)    provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;
(22)    each initial Place of Payment; and
(23)    any other terms of the series.
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.
The Company may, at any time and from time to time, without the consent of the existing Holders of the Securities of a series, re-open such series and issue additional Securities of such series having the same interest rate, maturity and other terms as the previously issued Securities of such series except for the issue price, issue date, and in some cases, first Interest Payment Date. The Securities of any series and any additional Securities of such series subsequently issued under this Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.
If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company or the Guarantor, as applicable, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of any series (any one Person may sign both such copy in his capacity as secretary or assistant secretary and such Officer’s Certificate in his capacity as an officer).

SECTION 3.02    Denominations.
The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01.  In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 3.03    Execution, Authentication, Delivery and Dating.
The Securities shall be executed on behalf of the Company by any one of the following individuals: its chairman of the Board of Directors, a vice chairman, its president, treasurer, secretary or any of its vice presidents.  The signature of any of these individuals on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.  If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, or by one or more indentures supplemental hereto as provided by Section 9.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel of the Company stating:
(a)    that such form has been established in conformity with the provisions of this Indenture;
(b)    that such terms have been established in conformity with the provisions of this Indenture;
(c)    that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;
(d)    that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and
(e)    such other matters as the Trustee may reasonably request.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 3.01.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
SECTION 3.04    Temporary Securities.
Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and the Guarantor shall execute Guarantees thereon.  Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
SECTION 3.05    Registration; Registration of Transfer and Exchange.
The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 10.02 or at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to Section 2.03 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee initially is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders or to the Trustee.
Subject to Section 2.03, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute and the Guarantor shall execute Guarantees on, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.  In the case of a transfer of part of any Security, the Company shall execute, the Guarantor shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more new Securities of the same series in the name of the designated transferee or transferees, in respect of the part transferred, and one or more new Securities of the same series, in respect of the balance of the old Security not transferred, in the name of the transferor.
Subject to Section 2.03, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, the Guarantor shall execute Guarantees on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration or transfer or exchange of Securities and the Guarantees thereon shall be valid obligations of the Company and the Guarantor, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.03, 3.04, 9.06 or 11.07 not involving any transfer.
The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing (or, in the case of Global Securities, sending) of a notice of redemption of Securities of that series selected for redemption (under Section 11.03) and ending at the close of business on the day of such mailing or delivery, as applicable, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
SECTION 3.06    Mutilated, Destroyed, Lost and Stolen Securities.
If there shall be delivered to the Company, the Guarantor and the Trustee (i)(A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company and the Guarantor, if applicable, shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and the Guarantee of that series duly issued hereunder.
The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 3.07    Payment of Interest; Interest Rights Preserved.
Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or the Guarantor, at its election in each case, as provided in clause (1) or (2) below:
(1)    The Company or the Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company or the Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which proposed payment date shall be not less than 20 days after the Company’s written notice to the Trustee, unless the Trustee and the Company shall agree otherwise), and at the same time the Company or the Guarantor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company and the Guarantor of such Special Record Date and, in the name and at the expense of the Company or the Guarantor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid (or, in the case of Global Securities, sent to the Depositary in accordance with its customary procedures), to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed or sent, as applicable, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)    The Company or the Guarantor may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section 3.07, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 3.08    Persons Deemed Owners.
The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.
SECTION 3.09    Cancellation.
All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture.  The Trustee shall destroy cancelled Securities in accordance with its customary procedures, and, if so requested by the Company in writing, deliver a certificate of such destruction to the Company or the Guarantor.
SECTION 3.10    Computation of Interest.
Except as otherwise specified as contemplated by Section 3.01 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 3.11    CUSIP and ISIN Numbers.
The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee, in writing, of any change in the CUSIP or ISIN numbers.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
SECTION 4.01    Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request from the Company and the Guarantor cease to be of further effect with respect to any series of Securities; provided, however, that the Company’s obligations in Sections 3.04, 3.05, 3.06, 4.02, 4.05, 7.01, 7.02, 10.02 and 10.03 and Articles Six and Twelve, in each case, to the extent such provisions relate to such Series of Securities, shall survive until all of the Securities of an applicable Series are no longer Outstanding. Thereafter, only the Company’s obligations in Section 4.05 and Article Six shall survive (as they relate to such Series) such satisfaction and discharge. In addition, the Trustee, at the expense of the Company or the Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, on the first date when:
(1)    either:
(A)    all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
(B)    all such Securities not theretofore delivered to the Trustee for cancellation:
(i)    have become due and payable, or
(ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company or the Guarantor, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose:
(i)     money in U.S. dollars (or if the Securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or
(ii)    (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    if all series of Securities are being discharged, the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or the Guarantor; and
(3)    the Company and the Guarantor have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel (upon which the Trustee may conclusively rely) stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.07, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the next to last paragraph of Section 10.03, shall survive.
SECTION 4.02    Application of Trust Funds; Indemnification.
(a)    Subject to the provisions of the next to last paragraph of Section 10.03, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01, 4.03 or 4.04 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01, 4.03 or 4.04 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 4.03 or 4.04, but such money need not be segregated from other funds except to the extent required by law.
(b)    The Company or the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01, 4.03 or 4.04, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)    The Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request from the Company or the Guarantor, as the case may be, any U.S. Government Obligations or money held by it as provided in Section 4.01, 4.03 or 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.
SECTION 4.03    Defeasance and Discharge of Indenture.
The Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the first date all the conditions set forth in the proviso below are satisfied, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company or the Guarantor, shall at Company Request from the Company or the Guarantor, as the case may be, execute proper instruments acknowledging the same), except as to:
(a)    the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest on the Securities on the Stated Maturity of such principal or installment of principal or interest or on a Redemption Date and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;
(b)    the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 4.02, 4.05, 7.01, 7.02, 10.02 and 10.03; and
(c)    the rights, powers, trust and immunities of the Trustee hereunder, provided that the following conditions shall have been satisfied:
(1)    the Company or the Guarantor has or caused to be irrevocably deposited (except as provided in Section 4.02) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities,
(i)    money in U.S. Dollars (or if the Securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or
(ii)    (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities;
(2)    such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities;
(3)    such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;
(4)    no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;
(5)    if the deposit referred to in subparagraph (1) of this Section 4.03 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company and the Guarantor shall have delivered to the Trustee an Opinion of Counsel or a ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and
(6)    the Company and the Guarantor shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel (upon which the Trustee may conclusively rely) stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 4.03 have been complied with.
SECTION 4.04    Defeasance of Certain Obligations.
If this Section 4.04 is specified to be applicable to Securities of any series, as set forth in an indenture supplemental hereto or Board Resolution with respect to such series, the Company may omit to comply with (or elect to have the obligation of the Guarantor released with respect to) any term, provision or condition set forth in the sections of this Indenture or such Security with respect to the Securities of that series (“Covenant Defeasance”) if:
(1)    with reference to this Section 4.04, the Company or the Guarantor has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series,
(i)     money in U.S. dollars (or if the Securities are denominated in a currency other than U.S. dollars, an amount of the applicable currency) in an amount sufficient, or
(ii)    (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligation, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;
(2)    such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;
(3)    such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;
(4)    if the deposit referred to in subparagraph (1) of this Section 4.04 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company and the Guarantor shall have delivered to the Trustee an Opinion of Counsel or a ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and
(5)    the Company and the Guarantor shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel (upon which the Trustee may conclusively rely) stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 4.04 have been complied with.
SECTION 4.05    Reinstatement.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01, 4.03 or 4.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture, the Securities of the applicable series and the Guarantee thereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 4.03 or 4.04, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.01, 4.03 or 4.04; provided that, if the Company or the Guarantor has made any payment of principal of or interest on the Securities of any series because of the reinstatement of their obligations, the Company and the Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE FIVE

REMEDIES
SECTION 5.01    Events of Default.
“Event of Default” will have the meaning set forth in one or more indentures supplemental hereto.
SECTION 5.02    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than with respect to any Event of Default specified under a supplemental indenture hereto) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
In the case of an Event of Default related to bankruptcy specified under a supplemental indenture hereto, which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of and accrued interest on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences if:
(1)    the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:
(A)    all overdue interest on all Securities of that series,
(B)    the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,
(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
(D)    all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 6.07;
and
(2)    all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company and the Guarantor covenant that if:
(1)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)    default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company or the Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest (or premium, if any) shall be legally enforceable, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 6.07.
If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 5.04    Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the Guarantor or any other obligor upon the Securities or the property of the Company or the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)     to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 5.05    Trustee May Enforce Claims without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06    Application of Money Collected.
Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST:  To the payment of all amounts due the Trustee and each predecessor Trustee under Section 6.07;
SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and
THIRD:  To the Company.
SECTION 5.07    Limitation on Suits.
No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)    such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
SECTION 5.08    Unconditional Right of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security or the Guarantee thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, including under the Guarantee, and such rights shall not be impaired without the consent of such Holder.
SECTION 5.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 5.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein or in the Guarantee conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 5.12    Control by Holders.
The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:
(1)    such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to holders not joining therein, and
(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 5.13    Waiver of Past Defaults.
Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)    in the payment of the principal of (or premium, if any) or interest on any Security of such series, or
(2)    in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 5.14    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).  This Section 5.14 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.
SECTION 5.15    Waiver of Stay or Extension Laws.
Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
SECTION 6.01    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default with respect to the Securities of any series,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)    In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent or willful misconduct or its own negligent failure to act, except that:
(1)    this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.01;
(2)    the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
SECTION 6.02    Notice of Defaults.
Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail (or, in the case of Global Securities, deliver to the Depositary in accordance with its customary procedures) to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default relating to a breach of any covenant (not relating to payment on such Securities) of the Company or the Guarantor with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
SECTION 6.03    Certain Rights of Trustee.
Subject to the provisions of Section 6.01:
(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and an Opinion of Counsel;
(d)    the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    the Trustee shall not be charged with knowledge of any default or Event of Default with respect to any Securities (other than with respect to an Event of Default arising out of the failure to pay interest or principal on such Securities) unless written notice of such default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Securities;
(i)    the Trustee may request that the Company and the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
(j)    in no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(k)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(l)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances); and
(m)    the permissive rights of the Trustee enumerated herein shall not be construed as duties.
SECTION 6.04    Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 6.05    May Hold Securities.
The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.12, may otherwise deal with, and collect obligations owed to it by, the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06    Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company and the Guarantor.
SECTION 6.07    Compensation and Reimbursement.
The Company and the Guarantor, jointly and severally, agree:
(1)    to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)    except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable order); and
(3)    to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense (including, attorneys’ fees and expenses), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is due to its own negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order).
To ensure the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a lien prior to the Securities of any Series on all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.
If the Trustee incurs expenses or renders services after the occurrence of an Event of Default in connection with a bankruptcy proceeding, the expenses and compensation for the services will be intended to constitute expenses of administration under any applicable bankruptcy law for relief of debtors.
The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the termination and/or satisfaction and discharge of this Indenture.
SECTION 6.08    Disqualification; Conflicting Interests.
The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.
SECTION 6.09    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia,

authorized under such laws to exercise corporate trust powers having (or, in the case of the subsidiary of a bank holding company that guarantees the obligations of the Trustee under this Indenture, such holding company’s parent shall have) a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority.  If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.
SECTION 6.10    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
(b)    The Trustee may resign at any time with respect to the Securities of one or more series by giving no less than 30 days’ prior written notice thereof to the Company or the Guarantor.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the joint and several expense of the Company and the Guarantor, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.  If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the first sentence of this subsection may be combined with the instrument called for by Section 6.11.
(c)    The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, upon no less than 30 days’ prior written notice, delivered to the Trustee and to the Company and the Guarantor.
(d)    If at any time:
(1)    the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company, the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or
(2)    the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, the Guarantor or by any such Holder, or
(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantor by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company or the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor appointed by the Company or the Guarantor.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Guarantor or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
(f)    The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid (or, in the event of Global Securities, deliver to the Depositary in accordance with its customary procedures), to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 6.11    Acceptance of Appointment by Successor.
(a)    In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
(c)    Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.
(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.
(e)    If the instrument of acceptance by a successor Trustee required by this Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
SECTION 6.12    Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 6.13    Preferential Collection of Claims Against Company.
If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 7.01    Company to Furnish Trustee Names and Addresses of Holders.
The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:
(a)    semi-annually, not more than fifteen days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be, and
(b)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.
SECTION 7.02    Preservation of Information; Communications to Holders.
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
SECTION 7.03    Reports by Trustee.
(a)    Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, to the extent required by Section 313(a) of the Trust Indenture Act.
(b)    The Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.
(c)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.
SECTION 7.04    Reports by Guarantor.
The Guarantor shall:
(1)    file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and
(2)    file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers’ Certificates).
SECTION 7.05    Communications by Holders with Other Holders.
Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.
ARTICLE EIGHT
SUCCESSOR CORPORATION
SECTION 8.01    When Company or Guarantor May Merge or Transfer Assets.
The Guarantor may not, and may not permit the Company to, consolidate or amalgamate with or merge with or into any other Person (other than a Subsidiary) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person (other than a Subsidiary), or permit any Person (other than a Subsidiary) to consolidate with or merge into the Guarantor or the Company, as the case may be, unless:
(1)    either (a) the Guarantor or the Company, as the case may be, shall be the surviving Person or (b) the surviving Person (if other than the Guarantor or the Company, as the case may be) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state which, on the date of this Indenture or on the date of such transaction, is a member of the Organization for Economic Co-operation and Development and (2) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Guarantor or the Company, as the case may be, under the Securities or the Guarantee, as applicable, and this Indenture;
(2)    immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)    the Guarantor or the Company, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
The surviving Person of such transaction shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or the Company, as the case may be, under this Indenture with the same effect as if such successor had been named as the Guarantor or the Company, as the case may be, herein; and thereafter, the Guarantor or the Company, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or the Guarantee, as the case may be. Subject to Section 9.03, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Guarantor or the Company, as the case may be.
ARTICLE NINE
AMENDMENTS & SUPPLEMENTAL INDENTURES
SECTION 9.01    Amendments or Supplemental Indentures without Consent of Holders.
The Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities or the Guarantees without the consent of any Holder:
(1)    to cure any ambiguity, omission, defect or inconsistency; or
(2)    to make any modifications or amendments that do not, in the good faith opinion of the Company’s Board of Directors materially adversely affect the interests of the Holders; or
(3)    to provide for the assumption of the Company’s or the Guarantor’s obligations under this Indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with Article Eight of this Indenture; or
(4)    to provide any security for or additional guarantees of the Securities; or
(5)    to add Events of Default with respect to the Securities; or
(6)    to add to the Company’s or the Guarantor’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Guarantor by this Indenture; or
(7)    to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of the Company’s Board of Directors and the Trustee, adversely affect the interests of the Holders of the Securities in any material respect; or
(8)    to provide for uncertificated Securities or Guarantees in addition to or in place of Certificated Securities or Guarantees; or

(9)    to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
(10)     to establish the form or terms of Securities or the related Guarantees of any series as permitted by Sections 2.01 and 3.01; or
(11)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b).
SECTION 9.02    Amendments or Supplemental Indentures with Consent of Holders.
With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of such series affected by such amendment or supplement at the time Outstanding, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or such series of Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not (with respect to any Securities held by a non-consenting Holder):
(1)    change the Stated Maturity of the principal of, or any premium on, or any installment of interest with respect to the Securities; or
(2)    reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, the Securities or any premium payable upon the redemption thereof; or
(3)    change the currency of payment of principal of or interest on the Securities; or
(4)    impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or
(5)    reduce the above-stated percentage of Holders of the Securities of any series necessary to modify or amend this Indenture; or
(6)    if the Securities are convertible, adversely affect the right of the Holders to convert Securities other than as provided in or under this Indenture; or
(7)    modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive any covenant or past default.
It shall not be necessary for any Act of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.
After an amendment or supplemental indenture under this Section 9.02 becomes effective, the Company and the Guarantor shall deliver to each Holder a notice briefly describing the amendment or supplemental indenture.

An amendment or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
SECTION 9.03    Execution of Supplemental Indentures.
The Trustee shall sign any supplemental indenture authorized pursuant to this Article Nine if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Officers’ Certificate from each of the Company and the Guarantor and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.
SECTION 9.04    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05    Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 9.06    Reference in Securities to Supplemental Indentures.
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Guarantor and the Company, to any such supplemental indenture may be prepared and executed by the Company and the Guarantor and be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN
COVENANTS
SECTION 10.01    Payment of Principal, Premium and Interest.
The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Payment of principal (and premium, if any) and interest on the Securities may be made at the option of the Company, either by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register or at the specified offices of any Paying Agent. The Guarantor covenants that it will, as and when any amounts are due hereunder or under any Security, duly and punctually pay such amounts as provided in the Guarantee.
SECTION 10.02    Maintenance of Office or Agency.
The Company and the Guarantor will maintain in The City of New York an office or agency where Securities of that series may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantor in respect of the Securities of that series and this Indenture may be served. The Company and the Guarantor hereby initially appoint the Trustee its office or agency for each of said purposes. The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, each of the Company and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in The City of New York for such purposes. The Company and the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 10.03    Money for Securities; Payments to Be Held in Trust.
If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (in the currency in which the Securities of such series are payable) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company or the Guarantor shall have one or more Paying Agents for any series of Securities, it will, on or prior to the day that is one Business Day preceding each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum (in the currency in which the Securities of such series are payable) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company or the Guarantor will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:
(1)    hold all sums held by it for the payment on the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series including, without limitation, the Guarantor) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and
(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company, the Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the Company or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor.
The Company shall have no obligation to make payment of principal of (or premium, if any) or interest on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.
SECTION 10.04    Corporate Existence.
Except as otherwise permitted under Article Eight, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and franchises; provided, however, that the Company and the Guarantor will not be required to preserve any such right or franchise if its respective Board of Directors or senior management of the Company or the Guarantor, as the case may be, determines that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 10.05    Statement by Officers as to Default.
The Company and the Guarantor will each deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of each of the Company and the Guarantor stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
SECTION 10.06    Waiver of Certain Covenants.
In respect of any series of Securities, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.04 or 10.05 (or any term, provision or condition included in an indenture supplemental hereto or established pursuant to a Board Resolution solely for the benefit of such series of Securities) if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, and except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Company or the Guarantor shall give the Trustee written notice of any waiver of any covenants and in any event not later than five (5) Business Days after such waiver has occurred. In the absence of such notice, the Trustee shall assume that all covenants apply and are in full force and effect.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
SECTION 11.01    Applicability of Article.
Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article Eleven. In addition, unless expressly prohibited in an indenture supplement hereto or in the Board Resolutions with respect to any series of Securities, the Company may purchase, acquire or otherwise hold Securities.
SECTION 11.02    Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company and the Guarantor shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company and the Guarantor stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company and the Guarantor shall furnish the Trustee an Officers’ Certificate evidencing compliance with such restriction.
SECTION 11.03    Selection by Trustee of Securities to Be Redeemed.
Other than as set forth in Section 12.03, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption, as follows:

(i)    if the Securities are listed at such time on a national securities exchange, in compliance with the requirements of such exchange or, in the case of Global Securities, in accordance with the applicable procedures of the Depositary, or
(ii)    if the Securities are not so listed, by lot or by such method as shall be in accordance with the requirements of DTC and which may provide for the selection or redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.
The Trustee shall promptly notify the Company and the Guarantor in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 11.04    Notice of Redemption.
Notice of redemption shall be given from the Company or the Guarantor by first-class mail, postage prepaid (or, in the case of Global Securities, delivered to the Depositary in accordance with its customary procedures), mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Notices of redemption may be conditioned upon the consummation of a financing transaction or asset disposition (or a series of financing transactions or asset dispositions) in which part or all of the proceeds of such transaction will be used to redeem the applicable series of Securities. In addition, if such redemption is subject to satisfaction of any such condition, the notice of redemption may state that, in the Company’s discretion, the redemption date may be delayed until such time as such condition shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the redemption date, or the redemption date so delayed. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice, or any defect in the notice to any such Holder in respect of any Security, shall not affect the validity of the proceedings for the redemption of any other Security.
All notices of redemption shall state:
(1)    the Redemption Date;
(2)    the Redemption Price and any accrued interest;
(3)    if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;
(4)    that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)    the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest;
(6)    that the redemption is for a sinking fund, if such is the case; and
(7)    the CUSIP number and, if applicable, the ISIN number, of the Securities being redeemed.
Notice of redemption of Securities to be redeemed at the election of the Company or the Guarantor shall be given by the Company, the Guarantor or, at the Company’s or Guarantor’s request, by the Trustee in the name and at the expense of the Company or the Guarantor.
SECTION 11.05    Deposit of Redemption Price.
On or prior to the day that is one Business Day preceding any Redemption Date, the Company or the Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency of the applicable series, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 11.06    Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company or the Guarantor shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
The Trustee shall not redeem any Securities of any series pursuant to this Article Eleven (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder of which a Responsible Officer of the Trustee shall have received written notice to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company or the Guarantor a sum sufficient for such redemption.  Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series.  In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the sixtieth day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this Article Eleven.

SECTION 11.07    Securities Redeemed in Part.
Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, the Guarantor shall execute Guarantees on and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
SINKING FUNDS
SECTION 12.01    Applicability of Article.
The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
SECTION 12.02    Satisfaction of Sinking Fund Payments with Securities.
The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 12.03    Redemption of Securities for Sinking Fund.
Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers’ Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series, (C) stating whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such optional sinking fund payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and (2) will also deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Securities of such series to be redeemed upon such sinking fund payment date shall be selected in the manner specified in Section 11.03 and notice of the redemption thereof shall be given in the name of and at the expense of the Company in the manner provided in Section 11.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.05, 11.06 and 11.07.  Failure of the Company, on or before any such 60th day, to deliver such Officers’ Certificate and Securities specified in this Section 12.03, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to Securities of such series as provided in this Article Twelve.
The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series of which a Responsible Officer of the Trustee shall have received written notice except that, where the mailing of notice of redemption of any Securities shall therefore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption.  Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series.  In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 12.03 to the redemption of such Securities.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
ARTICLE THIRTEEN

GUARANTEE OF SECURITIES
SECTION 13.01    Unconditional Guarantee.
Subject to the provisions of this Article Thirteen, the Guarantor hereby unconditionally guarantees, on an unsecured, unsubordinated basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that:  (a) the principal of (and premium, if any) and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption or otherwise and all obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 6.07 hereof) or under the Securities (including fees, expenses or other disbursements) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, purchase or otherwise (all such obligations guaranteed by the Guarantor, the “Guaranteed Obligations”).  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the performance of the same immediately.  An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities or the Trustee to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.
The Guarantor agrees to pay any and all fees and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article Thirteen with respect to the Guarantor.
Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided herein, the payment of all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.
No stockholder, officer, director, employee or incorporator, past, present or future, of the Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.
SECTION 13.02    Execution and Delivery of Guarantee.
The Guarantee to be endorsed on the Securities pursuant to Section 2.04 shall be deemed to include the terms of the Guarantee set forth in this Article Thirteen.  The Guarantor hereby agrees to execute the Guarantee in the form established pursuant to Section 2.04 to be endorsed on each Security authenticated and delivered by the Trustee.
The Guarantee shall be executed on behalf of the Guarantor by any one of the following individuals: its chairman of the Board of Directors, a vice chairman, its president, treasurer, secretary or any of its vice presidents.  The signature of any of these individuals on the Guarantee may be manual or facsimile.
A Guarantee bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Guarantor shall bind the Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of the Security on which the Guarantee is endorsed or did not hold such office at the date of the Guarantee.
The delivery of any Security by the Trustee after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the respective Guarantor.  The Guarantor hereby agrees that the Guarantee set forth in this Article Thirteen and in Section 2.04 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.
SECTION 13.03    Obligations of the Guarantor Unconditional.
Nothing contained in this Article Thirteen or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantor and the Holders and the Trustee, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders and the Trustee the principal of (and premium, if any) and interest on the Securities (and to the Trustee amounts due under Section 6.07) as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:
(a)    the lack of validity, regularity or enforceability of this Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of any of the Securities, or any other amendment or waiver of or any consent to departure from this Indenture;
(c)    any amendment or modification of or deletion from or addition or supplement to or other change in the Guarantee, the Indenture or the Securities or any other instrument or agreement applicable to any of the parties to the Guarantee, the Indenture or the Securities;
(d)    any furnishing or acceptance of any security or any guarantee or other liability of any Subsidiary or any other party, or any release of any security or any guarantee or other liability of any Subsidiary or any other party, for the Guaranteed Obligations, or the failure of any security or any guarantee or other liability of any Subsidiary or any other party or the failure of any Person to perfect any interest in any collateral;
(e)    any failure, omission or delay on the part of the Company to conform or comply with any term of the Indenture or the Securities or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to the Guarantor or the Trustee of the occurrence of an Event of Default;
(f)    any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Guarantee, the Indenture or the Securities, or any other waiver, consent, extension indulgence, compromise settlement release or other action or inaction under or in respect of the Guarantee, the Indenture or the Securities or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;
(g)    any failure, omission or delay on the part of the Trustee or any Holder of Securities to enforce, assert, exercise or continue exercising any right, power or remedy conferred on it in the Guarantee or the Indenture, or any such failure, omission or delay on the part of the Trustee or any Holder of Securities in connection with the Guarantee, the Indenture or the Securities, or any other action on the part of the Trustee or any Holder of Securities;
(h)    the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person;
(i)    any voluntary or involuntary bankruptcy, insolvency, suspension of payments, reorganizations, arrangement, readjustment, assignment for the benefit of creditors, receivership, liquidation or similar proceedings with respect to the Company, the Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or similar officer or by any court in any such proceeding;

(j)    any limitation on the liability or obligations of the Company or any other Person under the Guarantee, the Indenture or the Securities, or any partial discharge, cancellation or unenforceability of the Guarantee, the Indenture or the Securities or any other agreement or instrument referred to in paragraph (c) above or any term hereof, to the extent not mutually agreed upon by the parties hereto;
(k)    any merger or consolidation of the Company or the Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of the Company or the Guarantor to any other Person;
(l)    any change in the ownership of any shares of Capital Stock of the Guarantor, or any change in the corporate relationship between the Company and the Guarantor, or any termination of such relationship, or any change in the corporate existence, structure, or ownership of the Company;
(m)    any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in the Guarantee, the Indenture or the Securities;
(n)    any action, failure, omission or delay on the part of the Trustee or any Holder of Securities that may impede any Guarantor from acquiring or subrogating such Holders or Trustee’s rights or benefits; or
(o)    any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance that might otherwise constitute a legal defense or discharge of the liabilities of the Guarantor or that might otherwise limit recourse against the Guarantor; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.
The Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Securities is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred.  In the event that any payment or any part thereof is rescinded or must otherwise be returned, the Securities shall be reinstated and deemed reduced only by such amount paid and not so rescinded or returned.
The obligations of the Guarantor under the Guarantee shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.
SECTION 13.04    Waivers.
The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:
(a)    promptness, demand for payment, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the Guarantee;
(b)    any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right, sue or take any action against the Company or any other Person, or obtain any relief pursuant to this Indenture or pursue any other available remedy prior to making a claim against the Guarantor hereunder;
(c)    all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities;
(d)    filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever;
(e)    any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder that in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person;
(f)    any right to which it may be entitled to have the assets of the Company first be used as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder; or
(g)    any duty on the part of the Trustee or any Holder to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.
SECTION 13.05    Amendment, Etc.
No amendment, modification or waiver of any provision of this Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Guarantor and the Trustee.
SECTION 13.06    Taxes
In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company and the Guarantors agree (i) to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has any tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deductions from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to indemnify and hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.
[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ARCH CAPITAL FINANCE LLC

By:	/s/ Thomas J. Ahern
Name: Thomas J. Ahern
Title:Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

IN WITNESS WHEREOF, ARCH CAPITAL GROUP LTD., as Guarantor, has caused this Indenture to be duly executed as a deed as of the day and year first before written.

ARCH CAPITAL GROUP LTD.

By:	/s/ Mark D. Lyons
Name: Mark D. Lyons
Title: Chief Financial Officer, Executive Vice President and Treasurer